Exhibit 99.1

MarineMax Reports Fiscal 2026 First Quarter Results

~ Achieved First Quarter Revenue of $505.2 Million ~

~ Gross Margin of 31.8% Supported by Contributions from Strategic Expansion into Higher-Margin Businesses ~

~ Quarterly Same-Store Sales Grow More Than 10% Despite Challenging Retail Environment ~

~ Significant Inventory Reduction Strengthens Liquidity and Balance Sheet ~

~ Company Reaffirms Full-Year Fiscal 2026 Guidance ~

~ Earnings Conference Call at 10:00 a.m. ET Today ~

OLDSMAR, Florida, January 29, 2026 – MarineMax, Inc. (NYSE: HZO) (“MarineMax” or the “Company”), the world’s largest recreational boat and yacht retailer, marina operator and superyacht services company, today announced results for its fiscal 2026 first quarter ended December 31, 2025.

Fiscal 2026 First Quarter Summary

•
Revenue of $505.2 million
•
Same-store sales increased over 10%
•
Gross profit margin of 31.8%
•
Inventories at quarter end decreased $167.3 million from the prior year
•
Reported net loss of $7.9 million, or $0.36 per share; adjusted net loss1 of $4.6 million, or $0.21 per share
•
Adjusted EBITDA1of $15.5 million

CEO & President Commentary

“As anticipated, retail margin pressure persisted across the recreational boating industry in the December quarter, reflecting continued uncertainty and competitive dynamics, including elevated promotional activity, as the industry continues to right-size inventory,” said Brett McGill, CEO and President of MarineMax. “While these conditions kept new and used boat margins well below historical levels, we were encouraged by the solid same-store sales growth achieved during the period. With industry inventory levels anticipated to normalize through the second half of the fiscal year, we believe our positioning at the premium end of the market will support a gradual improvement in margin performance.

“Our ability to consistently generate gross margins above 30% in one of the industry’s more challenging markets underscores the benefits of our strategy of adding higher-margin, complementary and less cyclical businesses. Over the past several years, we have diversified beyond traditional boat sales into marinas, storage operations, superyacht services, and financing and insurance. These businesses provide higher‑margin, recurring-revenue streams that enhance resilience and reduce the volatility inherent in the boating industry cycles. As these businesses continue to scale, they are becoming an increasingly important driver of long-term performance.

“During the quarter, we also achieved substantial reductions in inventory and floor plan financing, reflecting disciplined operational execution and improved alignment between supply and demand. Customer deposits remained steady year-over-year, providing a foundation for greater stability as we progress through the year. Combined with increased liquidity, improved inventory positioning and a strengthening balance sheet, we are entering the next phase of the industry recovery from a position of financial strength.”

Fiscal 2026 First Quarter Results

Revenue in the fiscal 2026 first quarter increased 7.8% to $505.2 million from $468.5 million in the prior-year period, which was adversely impacted by Hurricanes Helene and Milton. On a comparable store basis, revenue increased by more than 10% year-over-year, compared with an 11% decline in the first quarter of fiscal 2025 versus the same period in fiscal 2024.

Gross profit was $160.5 million, or 31.8% of revenue, in the first quarter of fiscal 2026, compared with$169.7 million, or 36.2% of revenue, in the prior-year period. The decrease in gross margin percentage was primarily driven by the current retail promotional environment and sales mix, partly offset by contributions from the Company’s higher-margin businesses.

Selling, general, and administrative (SG&A) expenses totaled $155.6 million, or 30.8% of revenue, in the first quarter of fiscal 2026, compared with $130.7 million, or 27.9% of revenue, in the prior-year period. Included in the prior-year period is a gain of $25.8 million for an adjustment to the fair value of contingent consideration. Excluding change in fair value of contingent consideration, hurricane and tornado (weather) expenses, intangible amortization, restructuring charges, and transaction and other costs, Adjusted SG&A1 increased $1.6 million, or 1.1%, to $151.0 million from $149.4 million in the first quarter of fiscal 2025.

Interest expense was $15.9 million, or 3.1% of revenue, in the first quarter of fiscal 2026, compared with $18.7 million, or 4.0% of revenue, in the prior-year period. The decrease primarily reflected lower inventory levels relative to the first quarter of fiscal 2025, as well as reduced financing costs.

Net loss for the first quarter of fiscal 2026 was $7.9 million, or $0.36 per share, compared with net income of $18.1 million, or $0.77 per diluted share, in the prior-year period. Adjusted net loss1 was $4.6 million, or $0.21 per share, compared with adjusted net income of $4.1 million, or $0.17 per diluted share, in the first quarter of fiscal 2025. Adjusted EBITDA1 totaled $15.5 million, compared with $26.1 million in the prior-year period.

Reaffirms Fiscal 2026 Guidance

Based on current business conditions, retail marine industry trends, and other relevant factors, the Company continues to expect fiscal 2026 Adjusted EBITDA1, 2 to be in the range of $110 million to $125 million, with adjusted net income1, 2 in the range of $0.40 to $0.95 per diluted share. These projections exclude the potential impact of material acquisitions or other unforeseen developments, including changes in tariffs and broader global economic conditions.

McGill concluded, “Although conditions across the recreational marine industry remain challenging, we expect activity to gradually improve as we move into the spring selling season. Early indications from this year’s retail boat shows have been encouraging, and our positioning in the premium segment should enable us to outperform the broader market as conditions improve.”

Conference Call Information

MarineMax will discuss its fiscal 2026 first quarter financial results on a conference call starting at 10:00 a.m. ET today. The conference call can be accessed via the “Investors” section of the Company's website: www.marinemax.com, or by dialing 877-407-0789 (U.S. and Canada) or 201-689-8562 (International). An online replay will be available within one hour of the conclusion of the call and will be archived on the website for one year.

About MarineMax

As the world’s largest recreational boat and yacht retailer, marina operator and superyacht services company, MarineMax (NYSE: HZO) is United by Water. We have over 120 locations worldwide, including over 70 dealerships and over 65 marina and storage facilities. Our integrated business includes IGY Marinas, which operates luxury marinas in yachting and sport fishing destinations around the world; Fraser Yachts Group and Northrop & Johnson, leading superyacht brokerage and luxury yacht services companies; Cruisers Yachts, one of the world’s premier manufacturers of premium sport yachts, motor yachts, and Aviara luxury dayboats; and Intrepid Powerboats, a premier manufacturer of powerboats. To enhance and simplify the customer experience, we provide financing and insurance services as well as leading digital technology products that connect boaters to a network of preferred marinas, dealers, and marine professionals through Boatyard and Boatzon. In addition, we operate MarineMax Vacations in Tortola, British Virgin Islands, which offers our charter vacation guests the luxury boating adventures of a lifetime. Land comprises 29% of the earth’s surface. We’re focused on the other 71%. Learn more at www.marinemax.com.

Forward-Looking Statement

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those relating to industry inventory levels, improved margin performance, the resilience of our financial model, the increasing importance of our marinas, storage operations, superyacht services, and financing and insurance businesses, the next phase of the industry recovery and our position of financial strength, our fiscal 2026 financial guidance, the expected improvement in the recreational marine industry and our expected ability to outperform the broader market as conditions improve. These statements are based on current expectations, forecasts, risks, uncertainties, and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks, uncertainties, and assumptions include the timing of and potential outcome of the Company’s long-term improvement plan, the estimated impact resulting from the Company’s cost-reduction initiatives, the Company’s abilities to reduce inventory, manage expenses and accomplish its goals and strategies, the quality of the new product offerings from the Company’s manufacturing partners, the performance and integration of the recently acquired businesses, general economic conditions, as well as those within the Company's industry, the liquidity and strength of our bank group partners, the level of consumer spending, and numerous other factors identified in the Company’s Form 10-K for the fiscal year ended September 30, 2025 and other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts
Investors:	Mike McLamb
Chief Financial Officer
MarineMax, Inc.
727-531-1700

Scott Solomon
Sharon Merrill Advisors
857-383-2409
HZO@investorrelations.com

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	December 31,
	2025	2024
Revenue	$505,178	$468,461
Cost of sales	344,708	298,807
Gross profit	160,470	169,654

Selling, general, and administrative expenses	155,550	130,682
Income from operations	4,920	38,972

Interest expense	15,856	18,745
(Loss) income before income tax (benefit) provision	(10,936)	20,227

Income tax (benefit) provision	(2,841)	2,103
Net (loss) income	(8,095)	18,124

Less: Net (loss) income attributable to non-controlling interests	(169)	58
Net (loss) income attributable to MarineMax, Inc.	$(7,926)	$18,066

Basic net (loss) income per common share	$(0.36)	$0.80

Diluted net (loss) income per common share	$(0.36)	$0.77

Weighted average number of common shares used in computing net (loss) income per common share:

Basic	21,942,854	22,615,629
Diluted	21,942,854	23,385,374

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	December 31,	September 30,	December 31,
	2025	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$164,603	$170,351	$145,010
Accounts receivable, net	85,876	108,288	83,272
Inventories	867,896	867,328	1,035,183
Prepaid expenses and other current assets	26,123	34,912	34,958
Total current assets	1,144,498	1,180,879	1,298,423
Property and equipment, net	548,635	552,546	535,903
Operating lease right-of-use assets, net	137,387	137,915	142,741
Goodwill	526,968	526,931	587,967
Other intangible assets, net	34,945	35,416	38,493
Other long-term assets	35,886	36,751	30,818
Total assets	$2,428,319	$2,470,438	$2,634,345
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$52,577	$56,378	$35,532
Contract liabilities (customer deposits)	52,643	45,699	52,504
Accrued expenses	107,049	121,042	164,145
Short-term borrowings (Floor Plan)	702,719	715,679	795,170
Current maturities on long-term debt	35,593	35,593	33,766
Current operating lease liabilities	10,760	10,489	10,330
Total current liabilities	961,341	984,880	1,091,447
Long-term debt, net of current maturities	347,490	356,235	347,294
Noncurrent operating lease liabilities	127,818	127,969	130,489
Deferred tax liabilities, net	42,592	47,447	54,364
Other long-term liabilities	4,758	5,154	7,550
Total liabilities	1,483,999	1,521,685	1,631,144
SHAREHOLDERS' EQUITY:
Preferred stock	—	—	—
Common stock	31	31	30
Additional paid-in capital	364,432	360,818	350,138
Accumulated other comprehensive income (loss)	8,171	8,234	(1,993)
Retained earnings	738,458	746,384	796,081
Treasury stock	(178,277)	(178,277)	(150,797)
Total shareholders’ equity attributable to MarineMax, Inc.	932,815	937,190	993,459
Non-controlling interests	11,505	11,563	9,742
Total shareholders’ equity	944,320	948,753	1,003,201
Total liabilities and shareholders’ equity	$2,428,319	$2,470,438	$2,634,345

MarineMax, Inc. and Subsidiaries

Segment Financial Information

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	December 31,
	2025	2024
Revenue:
Retail Operations	$504,413	$468,349
Product Manufacturing	21,622	37,938
Elimination of intersegment revenue	(20,857)	(37,826)
Revenue	$505,178	$468,461
Income (loss) from operations:
Retail Operations	$7,165	$41,250
Product Manufacturing	(6,125)	223
Intersegment adjustments	3,880	(2,501)
Income from operations	$4,920	$38,972

MarineMax, Inc. and Subsidiaries

Supplemental Financial Information

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	December 31,
	2025	2024
Net (loss) income attributable to MarineMax, Inc.	$(7,926)	$18,066
Transaction and other costs (1)	2,975	221
Intangible amortization (2)	960	1,428
Change in fair value of contingent consideration (3)	414	(25,817)
Weather expenses	9	4,968
Restructuring expense (4)	147	503
Tax adjustments for items noted above (5)	(1,131)	4,693
Adjusted net (loss) income attributable to MarineMax, Inc.	$(4,552)	$4,062

Diluted net (loss) income per common share	$(0.36)	$0.77
Transaction and other costs (1)	0.13	0.01
Intangible amortization (2)	0.04	0.06
Change in fair value of contingent consideration (3)	0.02	(1.10)
Weather expenses	—	0.21
Restructuring expense (4)	0.01	0.02
Tax adjustments for items noted above (5)	(0.05)	0.20
Adjusted diluted net (loss) income per common share	$(0.21)	$0.17

(1) Transaction and other costs relate to acquisition transaction, integration, and other costs in the period.

(2) Represents amortization expense for acquisition-related intangible assets.

(3) Represents (gains) expenses to record contingent consideration liabilities at fair value.

(4) Represents expenses incurred as a result of restructuring and store closings.

(5) Adjustments for taxes for items are calculated based on an estimated effective tax rate.

	Three Months Ended
	December 31,
	2025	2024
Net (loss) income attributable to MarineMax, Inc.	$(7,926)	$18,066
Interest expense (excluding floor plan)	7,355	8,401
Income tax (benefit) provision	(2,841)	2,103
Depreciation and amortization	12,582	11,597
Stock-based compensation expense	2,645	5,473
Transaction and other costs	2,975	221
Change in fair value of contingent consideration	414	(25,817)
Restructuring expense	147	503
Weather expenses	9	4,968
Foreign currency	184	542
Adjusted EBITDA	$15,544	$26,057

1, 2 Non-GAAP Financial Measures

This press release, along with the above Supplemental Financial Information table, contains “Adjusted net (loss) income attributable to MarineMax, Inc.,” “Adjusted diluted net (loss) income per common share,” “Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization” (“Adjusted EBITDA”), and “Adjusted selling, general and administrative expenses” (“Adjusted SG&A”), which are non-GAAP financial measures as defined under applicable securities legislation. Adjusted SG&A expenses represent SG&A expenses adjusted for transaction and other costs, intangible amortization, change in fair value of contingent consideration, weather expenses, and restructuring expense. See the tables labeled, “Supplemental Financial Information” for the excluded amounts for both periods for Adjusted SG&A.

In determining these measures, the Company excludes certain items which are otherwise included in determining the comparable GAAP financial measures. The Company believes these non-GAAP financial measures are key performance indicators that improve the period-to-period comparability of the Company’s results and provide investors with more insight into, and an additional tool to understand and assess, the performance of the Company's ongoing core business operations. Investors and other readers are encouraged to review the related GAAP financial measures and the above reconciliation and should consider these non-GAAP financial measures as a supplement to, and not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

In addition, we have not reconciled our fiscal year 2026 Adjusted net income and Adjusted EBITDA guidance to net income (the corresponding GAAP measure for each), which is not accessible on a forward-looking basis due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to acquisition contingent consideration, acquisition costs, and other costs. Acquisition contingent consideration and transaction costs, which are likely to be significant to the calculation of net income, are affected by the integration and post-acquisition performance of our acquirees, which is difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted net income and Adjusted EBITDA are not available without unreasonable effort.